Exhibit 99.1

CoStar Group Full Year 2021 Revenue Increased 17% Year-over-Year and
Fourth Quarter Net Sales Bookings Grew 37% to a Record $67 Million

WASHINGTON – February 22, 2022 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the commercial and residential property markets, announced today that revenue for the year ended December 31, 2021, was $1.94 billion, an increase of 17% over revenue of $1.66 billion for the full year of 2020. Revenue for the fourth quarter of 2021 was $507 million, an increase of 14% over revenue of $444 million for the fourth quarter of 2020.

Net income for the year ended December 31, 2021, was $293 million, an increase of 29% compared to net income of $227 million for the full year of 2020. Net income for the fourth quarter of 2021 was $93 million, or $0.24 per diluted share, an increase of 160% compared to net income of $36 million for the fourth quarter of 2020. EBITDA for the full year of 2021 was $565 million, an increase of 39% compared to EBITDA of $406 million for the full year of 2020.

“2021 was another very strong year for CoStar Group in terms of both revenue and sales growth,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “Our fourth quarter 2021 revenue run rate is now over $2 billion and our sales production has never been stronger. Company-wide net sales bookings for 2021 increased 18% year-over-year to $217 million, while net sales bookings in the fourth quarter of 2021 reached an all-time high of $67 million.”

“I’m particularly pleased with the revenue growth acceleration in CoStar,” stated Florance, “which began the year with 4% year-over-year revenue growth in the first quarter and ended the year with 13% year-over-year revenue growth in the fourth quarter. Net sales bookings for CoStar in the fourth quarter were virtually in-line with the record level of net sales bookings CoStar delivered in the third quarter of 2021. Even more encouraging, net sales bookings for Apartments.com increased sharply in the fourth quarter of 2021, indicating that the slowdown in revenue growth and sales bookings that we experienced earlier in the year is potentially behind us.”

“2021 was our first full year in the residential property space,” continued Florance, “and we are off to a strong start with revenue of $75 million. Revenue from our Homesnap products grew over 50% for the full year 2021 on a year-over-year pro forma basis. With an addressable market almost three times the size of our existing business, we believe that the residential property opportunity has the potential to add billions in revenue to CoStar Group over the medium to long term. In order to take advantage of this significant growth opportunity, we plan to increase the level of investment in residential products, content, sales and marketing in 2022.”

Year 2020-2021 Quarterly Results - Unaudited
(in millions, except per share data)
	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$392	$397	$426	$444	$458	$480	$499	$507
Net income	73	60	58	36	74	61	64	93
Net income per share - diluted(1)	0.20	0.16	0.15	0.09	0.19	0.16	0.16	0.24
Weighted average outstanding shares - diluted(1)	368	377	394	394	394	394	394	395

EBITDA	100	109	108	88	136	133	123	173
Adjusted EBITDA	124	129	134	167	160	150	144	193
Non-GAAP net income	90	88	89	112	108	103	99	138
Non-GAAP net income per share - diluted(1)	0.24	0.23	0.23	0.29	0.27	0.26	0.25	0.35
__________________________
(1) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

As of December 31, 2021, the Company had approximately $3.8 billion in cash, cash equivalents and restricted cash and outstanding debt of approximately $1.0 billion.

2022 Outlook
The Company expects revenue in the range of $2.145 billion to $2.165 billion for the full year of 2022, representing growth of approximately 11% year-over-year at the midpoint of the range. We expect revenue for the first quarter of 2022 in the range of $510 million to $515 million, representing revenue growth of approximately 12% year-over-year at the midpoint of the range.

Full year 2022 revenue estimates include approximately $70 million of revenue from our Residential products, representing growth of approximately 15% year-over year after adjusting for certain legacy Homes.com product revenues that were discontinued in 2021. The Company is planning to increase the level of investment in Residential to a range of approximately $300 to $320 million for the full year of 2022, representing an increase in the range of $200 million to $220 million.

The Company expects adjusted EBITDA in a range of $565 million to $605 million for the full year of 2022, a decrease of $62 million, or 10%, at the midpoint of the range compared to 2021. For the first quarter of 2022, the Company expects adjusted EBITDA in a range of $155 million to $160 million. Excluding the Residential product revenue and investments, adjusted EBITDA is expected to be in a range of $815 million to $835 million for the full year of 2022.

“I am very pleased with the strong financial performance in 2021, which we expect to continue in 2022” said Scott T. Wheeler, Chief Financial Officer of CoStar Group. “Notwithstanding our Residential growth investments, our commercial property information and marketplace businesses are expected to deliver profit margins of approximately 40% in 2022, which would achieve our long-term goal of 40% adjusted EBITDA margins by 2023 one full year ahead of schedule.”

We expect full year 2022 non-GAAP net income per diluted share in a range of $0.95 to $1.02 based on 395 million shares. For the first quarter of 2022, we expect non-GAAP net income per diluted share in a range of $0.27 to $0.28 based on 394 million shares. These ranges include an estimated non-GAAP tax rate of 25% for the full year and the first quarter of 2022.

The preceding forward-looking statements reflect CoStar Group’s expectations as of February 22, 2022, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, including uncertainties as a result of the COVID-19 pandemic and responses to it by, and the impact on, global economies and the real estate industry, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Quarterly historical revenue under the new disaggregated revenue categories announced on October 26, 2021, can be found in the tables below.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2021, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call to discuss the fourth quarter and full year 2021 results and the Company’s outlook at 5:00 PM EST on Tuesday, February 22, 2022. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$506,786	$444,393	$1,944,135	$1,659,019
Cost of revenues	86,330	78,154	357,241	308,968
Gross profit	420,456	366,239	1,586,894	1,350,051

Operating expenses:
Selling and marketing (excluding customer base amortization)	138,653	133,576	622,007	535,778
Software development	52,522	41,573	201,022	162,916
General and administrative	69,964	118,100	256,711	299,698
Customer base amortization	18,932	17,780	74,817	62,457
	280,071	311,029	1,154,557	1,060,849

Income from operations	140,385	55,210	432,337	289,202
Interest expense, net	(7,923)	(7,913)	(31,621)	(17,395)
Other income (expense)	909	(856)	3,252	(827)
Income before income taxes	133,371	46,441	403,968	270,980
Income tax expense	40,471	10,652	111,404	43,852
Net income	$92,900	$35,789	$292,564	$227,128

Net income per share - basic(1)	$0.24	$0.09	$0.75	$0.60
Net income per share - diluted(1)	$0.24	$0.09	$0.74	$0.59

Weighted-average outstanding shares - basic(1)	392,538	391,372	392,210	380,726
Weighted-average outstanding shares - diluted(1)	394,532	393,951	394,160	383,266
__________________________
(1) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$92,900	$35,789	$292,564	$227,128
Income tax expense	40,471	10,652	111,404	43,852
Income before income taxes	133,371	46,441	403,968	270,980
Amortization of acquired intangible assets	26,176	24,784	103,626	88,132
Stock-based compensation expense	16,721	12,667	63,709	54,104
Acquisition and integration related costs	3,243	65,892	18,718	92,523
Restructuring and related costs	—	—	—	413
Other expense	4,112	—	6,903	113
Non-GAAP income before income taxes	183,623	149,784	596,924	506,265
Assumed rate for income tax expense(1)	25%	25%	25%	25%
Assumed provision for income tax expense	(45,906)	(37,446)	(149,231)	(126,566)
Non-GAAP net income	$137,717	$112,338	$447,693	$379,699

Net income per share - diluted(2)	$0.24	$0.09	$0.74	$0.59
Non-GAAP net income per share - diluted(2)	$0.35	$0.29	$1.14	$0.99

Weighted average outstanding shares - basic(2)	392,538	391,372	392,210	380,726
Weighted average outstanding shares - diluted(2)	394,532	393,951	394,160	383,266
__________________________
(1) The assumed 25% tax rate approximates our statutory federal and state corporate tax rate.
(2) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$92,900	$35,789	$292,564	$227,128
Amortization of acquired intangible assets in cost of revenues	7,244	7,004	28,809	25,675
Amortization of acquired intangible assets in operating expenses	18,932	17,780	74,817	62,457
Depreciation and other amortization	6,880	8,249	29,018	28,812
Interest expense	7,923	7,913	31,621	17,395
Other (income) expense	(909)	856	(3,252)	827
Income tax expense	40,471	10,652	111,404	43,852
EBITDA	$173,441	$88,243	$564,981	$406,146
Stock-based compensation expense	16,721	12,667	63,709	54,104
Acquisition and integration related costs	3,243	65,892	18,718	92,523
Restructuring and related costs	—	—	—	413
Adjusted EBITDA	$193,405	$166,802	$647,408	$553,186

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$3,827,126	$3,755,912
Accounts receivable	138,191	119,059
Less: Allowance for credit losses	(13,374)	(15,110)
Accounts receivable, net	124,817	103,949
Prepaid expenses and other current assets	36,182	28,651
Total current assets	3,988,125	3,888,512

Deferred income taxes, net	5,034	4,983
Property and equipment, net	271,431	126,325
Lease right-of-use assets	100,680	108,740
Goodwill	2,321,015	2,235,999
Intangible assets, net	435,662	426,745
Deferred commission costs, net	101,879	93,274
Deposits and other assets	21,762	15,856
Income tax receivable	11,283	14,986
Total assets	$7,256,871	$6,915,420
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,244	$15,732
Accrued wages and commissions	81,794	80,998
Accrued expenses	81,676	110,305
Income taxes payable	31,236	16,316
Lease liabilities	26,268	32,648
Deferred revenue	95,471	74,851
Total current liabilities	338,689	330,850

Long-term debt, net	987,944	986,715
Deferred income taxes, net	98,656	72,991
Income taxes payable	12,496	25,282
Lease and other long-term liabilities	107,414	124,223
Total liabilities	$1,545,199	$1,540,061

Total stockholders’ equity	5,711,672	5,375,359
Total liabilities and stockholders’ equity	$7,256,871	$6,915,420

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Year Ended December 31,
	2021	2020
Operating activities:
Net income	$292,564	$227,128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	139,558	116,944
Amortization of deferred commissions costs	63,391	60,516
Amortization of Senior Notes discount and issuance costs	2,327	1,658
Non-cash lease expense	28,485	26,326
Stock-based compensation expense	63,709	53,450
Deferred income taxes, net	24,165	(11,530)
Credit loss expense	10,928	25,212
Other operating activities, net	(654)	288

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(29,630)	(36,118)
Prepaid expenses and other current assets	(14,873)	1,936
Deferred commissions	(72,038)	(64,355)
Accounts payable and other liabilities	(30,051)	100,846
Lease liabilities	(30,904)	(30,497)
Income taxes payable	5,860	10,352
Deferred revenue	17,396	2,188
Other assets	(502)	1,762
Net cash provided by operating activities	469,731	486,106

Investing activities:
Proceeds from sale and settlement of investments	—	10,259
Proceeds from sale of property and equipment and other assets	612	—
Purchase of Richmond assets and other intangibles	(123,764)	—
Purchases of property and equipment and other assets	(65,220)	(48,347)
Cash paid for acquisitions, net of cash acquired	(192,971)	(426,075)
Net cash used in investing activities	(381,343)	(464,163)

Financing activities:
Proceeds from long-term debt	—	1,744,210
Payments of debt issuance costs	—	(16,647)
Payments of long-term debt	—	(745,000)
Repurchase of restricted stock to satisfy tax withholding obligations	(33,314)	(38,867)
Proceeds from equity offering, net of transaction costs	—	1,689,971
Proceeds from exercise of stock options and employee stock purchase plan	18,046	30,280
Other financing activities	(411)	(1,650)
Net cash (used in) provided by financing activities	(15,679)	2,662,297

Effect of foreign currency exchange rates on cash and cash equivalents	(1,495)	941
Net increase in cash, cash equivalents and restricted cash	71,214	2,685,181
Cash, cash equivalents and restricted cash at the beginning of period	3,755,912	1,070,731
Cash, cash equivalents and restricted cash at the end of period	$3,827,126	$3,755,912

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended December 31,
	2021			2020
	North America	International	Total	North America	International	Total
CoStar	$181,478	$8,915	$190,393	$160,842	$7,896	$168,738
Information Services	28,764	7,112	35,876	27,048	6,930	33,978
Multifamily	170,051	—	170,051	160,370	—	160,370
LoopNet(1)	53,046	1,613	54,659	48,023	178	48,201
Residential(1)	20,644	—	20,644	—	—	—
Other Marketplaces(1)	35,163	—	35,163	33,106	—	33,106
Total revenues	$489,146	$17,640	$506,786	$429,389	$15,004	$444,393
__________________________
(1) As of September 30, 2021, Commercial Property and Land revenue has been further disaggregated into LoopNet, Residential and Other Marketplaces. Prior period amounts have been adjusted to reflect this presentation.

	Year Ended December 31,
	2021			2020
	North America	International	Total	North America	International	Total
CoStar	$686,948	$35,873	$722,821	$634,205	$30,530	$664,735
Information Services	113,723	27,932	141,655	104,117	25,953	130,070
Multifamily	678,680	—	678,680	598,555	—	598,555
LoopNet(1)	204,816	2,695	207,511	179,371	434	179,805
Residential(1)	74,583	—	74,583	—	—	—
Other Marketplaces(1)	118,885	—	118,885	85,854	—	85,854
Total revenues	$1,877,635	$66,500	$1,944,135	$1,602,102	$56,917	$1,659,019
__________________________
(1) As of September 30, 2021, Commercial Property and Land revenue has been further disaggregated into LoopNet, Residential and Other Marketplaces. Prior period amounts have been adjusted to reflect this presentation.

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
CoStar	$164,956	$165,053	$165,988	$168,738	$172,184	$176,979	$183,265	$190,393
Information Services	32,382	30,536	33,174	33,978	34,696	35,157	35,926	35,876
Multifamily	137,460	145,541	155,184	160,370	166,147	171,357	171,125	170,051
LoopNet(1)	43,200	43,320	45,084	48,201	49,230	51,095	52,527	54,659
Residential(1)	—	—	—	—	11,105	18,087	24,747	20,644
Other Marketplaces(1)	13,849	12,709	26,190	33,106	24,335	27,658	31,729	35,163
Total revenues	$391,847	$397,159	$425,620	$444,393	$457,697	$480,333	$499,319	$506,786
__________________________
As of September 30, 2021, Commercial Property and Land revenue has been further disaggregated into LoopNet, Residential and Other Marketplaces. Prior period amounts have been adjusted to reflect this presentation.

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
EBITDA
North America	$171,268	$88,241	$557,125	$410,852
International	2,173	2	7,856	(4,706)
Total EBITDA	$173,441	$88,243	$564,981	$406,146

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2020-2021 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$72.8	$60.4	$58.2	$35.8	$74.2	$61.1	$64.3	$92.9
Income tax expense	5.6	16.9	10.7	10.7	19.1	32.8	19.0	40.5
Income before income taxes	78.4	77.3	68.9	46.4	93.3	93.9	83.3	133.4
Amortization of acquired intangible assets	17.5	21.0	24.9	24.8	25.8	25.3	26.3	26.2
Stock-based compensation expense	15.2	9.5	16.7	12.7	15.5	15.1	16.3	16.7
Acquisition and integration related costs	8.7	10.0	7.9	65.9	8.5	2.0	5.0	3.2
Restructuring and related costs	—	—	0.4	—	—	—	—	—
Other expense	—	—	0.1	—	1.1	0.8	0.9	4.1
Non-GAAP income before income taxes(1)	119.8	117.8	118.9	149.8	144.2	137.1	131.8	183.6
Assumed rate for income tax expense (2)	25%	25%	25%	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(30.0)	(29.5)	(29.7)	(37.5)	(36.0)	(34.3)	(33.0)	(45.9)
Non-GAAP net income(1)	$89.8	$88.3	$89.2	$112.3	$108.2	$102.8	$98.8	$137.7

Non-GAAP net income per share - diluted(3)	$0.24	$0.23	$0.23	$0.29	$0.27	$0.26	$0.25	$0.35

Weighted average outstanding shares - basic(3)	364.7	375.2	391.6	391.4	391.6	392.3	392.4	392.5
Weighted average outstanding shares - diluted(3)	367.8	377.3	394.0	394.0	393.7	394.1	394.3	394.5
__________________________
(1) Totals may not foot due to rounding.
(2) The assumed 25% tax rate approximates our statutory federal and state corporate tax rate.
(3) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$72.8	$60.4	$58.2	$35.8	$74.2	$61.1	$64.3	$92.9
Amortization of acquired intangible assets	17.5	21.0	24.9	24.8	25.8	25.3	26.3	26.2
Depreciation and other amortization	6.8	7.0	6.8	8.2	8.5	7.0	6.6	6.9
Interest (income) expense	(1.7)	3.6	7.5	7.9	7.9	7.9	7.9	7.9
Other (income) expense	(0.8)	0.4	0.3	0.9	0.1	(0.8)	(1.5)	(0.9)
Income tax expense	5.6	16.9	10.7	10.7	19.1	32.8	19.0	40.5
EBITDA(1)	$100.2	$109.3	$108.4	$88.3	$135.6	$133.3	$122.6	$173.4
Stock-based compensation expense	15.1	9.5	16.7	12.7	15.5	15.1	16.3	16.7
Acquisition and integration related costs	8.7	10.0	7.9	65.9	8.5	2.0	5.0	3.2
Restructuring and related costs	—	—	0.4	—	—	—	—	—
Adjusted EBITDA(1)	$124.0	$128.8	$133.4	$166.9	$159.6	$150.4	$143.9	$193.4
__________________________
(1) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending March 31, 2022		December 31, 2022
	Low	High	Low	High

Net income	$73,000	$77,000	$249,000	$279,000
Income tax expense	23,000	24,000	82,000	92,000
Income before income taxes	96,000	101,000	331,000	371,000
Amortization of acquired intangible assets	23,000	23,000	87,000	87,000
Stock-based compensation expense	18,000	18,000	78,000	78,000
Acquisition and integration related costs	2,000	2,000	2,000	2,000
Other expense	1,000	1,000	1,000	1,000
Non-GAAP income before income taxes	140,000	145,000	499,000	539,000
Assumed rate for income tax expense(1)	25%	25%	25%	25%
Assumed provision for income tax expense	(35,000)	(36,300)	(124,800)	(134,800)
Non-GAAP net income	$105,000	$108,700	$374,200	$404,200

Net income per share - diluted(2)	$0.19	$0.20	$0.63	$0.71
Non-GAAP net income per share - diluted(2)	$0.27	$0.28	$0.95	$1.02

Weighted average outstanding shares - diluted(2)	394,400	394,400	394,700	394,700
__________________________
(1) The assumed 25% tax rate approximates our statutory federal and state corporate tax rate.
(2) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending March 31, 2022		December 31, 2022
	Low	High	Low	High
Net income	$73,000	$77,000	$249,000	$279,000
Amortization of acquired intangible assets	23,000	23,000	87,000	87,000
Depreciation and other amortization	8,000	8,000	36,000	36,000
Interest expense	8,000	8,000	32,000	32,000
Other (income)	—	—	(1,000)	(1,000)
Income tax expense	23,000	24,000	82,000	92,000
Stock-based compensation expense	18,000	18,000	78,000	78,000
Acquisition and integration related costs	2,000	2,000	2,000	2,000
Adjusted EBITDA	$155,000	$160,000	$565,000	$605,000

Investor Relations:
Bill Warmington
Vice President
CoStar Group Investor Relations
(202) 346-5661
wwarmington@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costargroup.com

About CoStar Group, Inc.
CoStar Group, Inc. (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information and analytics. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality industry. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. Homes.com offers real estate professionals advertising and marketing services for residential properties. Realla is the UK’s most comprehensive commercial property digital marketplace. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada and Asia. From time to time we plan to utilize our corporate website, www.costargroup.com, as a channel of distribution for material company information.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net sales bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide, CoStar or Apartments net sales bookings and that the slowdown in revenue growth and sales bookings that Apartments.com experienced earlier in 2021 is not yet fully resolved; the risk that the Company is unable to realize the full potential of the residential property opportunity as stated in this press release; the risk that the level of investment in residential products, content, sales and marketing is not as expected and set forth in this press release or changes; the risk that revenues for the first quarter and full year 2022 will not be as stated in this press release; the risk that revenues from Residential products for the full year 2022 will not be as stated in this press release; the risk that net income for the first quarter and full year 2022 will not be as stated in this press release; the risk that adjusted EBITDA for the first quarter and full year 2022 will not be as stated in this press release; the risk that adjusted EBITDA for the full year 2022, excluding the Residential product revenue and investments, will not be as stated in this press release; the risk that profit margins for commercial property information and marketplace businesses in 2022, excluding Residential growth investments, will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the first quarter and full year 2022 will not be as stated in this press release; the risk that the tax rate estimates stated in this press release may change; uncertainty surrounding the impact of the COVID-19 pandemic, including volatility in the international and U.S. economy and the real estate industry, employee attrition, absenteeism or decreased productivity, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; and government and private actions taken to control the spread of COVID-19. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission, including in CoStar Group’s Annual

Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.